Exhibit 10.8
FOURTH AMENDMENT TO THE
WORTHINGTON INDUSTRIES, INC. DEFERRED PROFIT SHARING PLAN
     WHEREAS, Worthington Industries, Inc. (the “Company”) has adopted the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Plan”); and
     WHEREAS, the Plan provides that it may be amended from time to time; and
     WHEREAS, the Plan has been amended and restated to comply with the Economic Growth & Tax Relief Reconciliation Act of 2001 (“EGTRRA”); to comply with the final Treasury regulations under Section 401(a)(9) of the Code; to comply with final regulations under Sections 401(k) and 401(m) of the Code; and by the First, Second and Third Amendments; and
     WHEREAS, the Company desires to amend the Plan in order to add an automatic enrollment provision and for certain other reasons;
     NOW, THEREFORE, the Plan is amended as follows:
     1. The last paragraph of Section 1.1 as set forth in the Second Amendment shall be deleted in its entirety and shall be restated as follows, effective for Matching Contributions and Employer contributions made on and after the 2008 Plan Year:
     Each Eligible Employee of a Participating Employer who is classified as a part-time or seasonal employee shall be treated as an Active Participant for the purpose of receiving Employer contributions pursuant to the second paragraph of Section 8.1 and for the purpose of receiving Matching Contributions as of the Entry Date coinciding with or next following the date he (a) attains age 18, (b) has completed one Year of Eligibility Service and (c) becomes an Eligible Employee.
     Each Eligible Employee of a Participating Employer who is classified as a full-time employee shall be treated as an Active Participant for the purpose of receiving Employer contributions pursuant to the second paragraph of Section 8.1 and for the purpose of receiving Matching Contributions as of the Entry Date coinciding with or next following the date (a) he attains age 18, (b) which is the first day of the month coinciding with or first following the six-month anniversary of his date of hire and (c) he becomes an Eligible Employee.
     2. The following paragraph shall be added to Section 3.1, at the end thereof:
     In lieu of requiring an Eligible Employee to complete an Enrollment Designation, the Committee will elect on behalf of each Eligible Employee who becomes a Participant on or after January 1, 2008 or for any Active Participant who has never made a 401(k) Contribution to the Plan as of January 1, 2008, to have 2% of his Compensation contributed to the Plan, and will treat such amounts as 401(k) Contributions made by the

Employer on behalf of such Eligible Employee. Under this automatic enrollment arrangement, the Plan will provide the Eligible Employee with a notice written in a manner calculated to be understood by an average Eligible Employee for whom the automatic election applies which contains:
(i)	an explanation of the automatic enrollment election and amount, the Eligible Employee’s right to change or revoke the election and the procedures and timing requirements for changing or revoking the election; and

(ii)	an explanation of how contributions made on the Eligible Employee’s behalf will be invested if the Eligible Employee does not direct his Account.
The notice described above shall be provided to the Eligible Employee prior to the date on which the Eligible Employee’s deferrals will commence under this paragraph, and again to the Eligible Employee prior to the beginning of each Plan Year.
     3. Section 3.2 shall be deleted in its entirety and the following shall be substituted:
     The Employer shall make 401(k) Contributions for each Participant who, in accordance with procedures established by the Committee, completes an Enrollment Designation or, effective on and after January 1, 2008, is subject to an automatic enrollment election, providing such contribution is made in accordance with Section 3.1.
     4. The first sentence of Section 3.6 as set forth in the amendment to the Plan to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 shall be deleted in its entirety and shall be restated as follows, effective for Matching Contributions made for the 2008 and later Plan Years:
     A Participating Employer may make matching contributions (“Matching Contributions”) for the benefit of an Active Participant who makes 401(k) Contributions.

     IN WITNESS WHEREOF, this amendment shall be effective as of the dates set forth above.

WORTHINGTON INDUSTRIES, INC.
By:	/s/ Dale T. Brinkman
Name (Print): Dale T. Brinkman
	Title:	VP — Secretary

Date: 12/17/07

3